EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                       THREE MONTHS ENDED
                                                                              JULY 31, 1999           JULY 31, 2000
Basic earnings per share:

     Net income                                                                  $  41,023             $    51,703
                                                                                 =========             ===========

Weighted average number of outstanding common shares                               142,433                 158,177
                                                                                 =========             ===========

Basic earnings per share                                                         $    0.29             $      0.33
                                                                                 =========             ===========


Diluted earnings per share:

     Net income                                                                  $  41,023             $    51,703

     Interest expense on Convertible Subordinated
         Debentures, net of tax                                                          -                   3,638
                                                                                  --------           -------------

     Adjusted net income                                                          $ 41,023                $ 55,341
                                                                                  ========                ========

Weighted average number of outstanding common shares                               142,433                 158,177
Additional shares assuming exercise of stock options                                13,933                  13,877
Additional shares assuming conversion of Convertible
     Subordinated Debentures                                                             -                  13,954
                                                                                 ---------             -----------

Weighted average number of outstanding common shares
     assuming full dilution                                                        156,366                 186,008
                                                                                 =========             ===========

Diluted earnings per share                                                       $    0.26             $      0.30
                                                                                 =========             ===========


                            Page 22 of 23 Total Pages

                                                                      EXHIBIT 11

                            COMVERSE TECHNOLOGY, INC.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                        SIX MONTHS ENDED
                                                                              JULY 31, 1999           JULY 31, 2000
Basic earnings per share:

     Net income                                                                  $  77,215             $   107,909
                                                                                 =========             ===========

Weighted average number of outstanding common shares                               141,615                 157,730
                                                                                 =========             ===========

Basic earnings per share                                                         $    0.55             $      0.68
                                                                                 =========             ===========


Diluted earnings per share:

     Net income                                                                  $  77,215             $   107,909

     Interest expense on Convertible Subordinated
       Debentures, net of tax                                                        9,814                   7,276
                                                                                 ---------             -----------

     Adjusted net income                                                         $  87,029             $   115,185
                                                                                 =========             ===========


Weighted average number of outstanding common shares                               141,615                 157,730
Additional shares assuming exercise of stock options                                13,641                  14,414
Additional shares assuming conversion of Convertible
  Subordinated Debentures                                                           21,494                  13,954
                                                                                 ---------             -----------

Weighted average number of outstanding common shares
     assuming full dilution                                                        176,750                 186,098
                                                                                 =========             ===========

Diluted earnings per share                                                       $    0.49             $      0.62
                                                                                 =========             ===========



                            Page 23 of 23 Total Pages